Exhibit 99.1

NEWS RELEASE Company Contact: Steve Bailey +1 503.498.3547 www.flir.com

FLIR Systems Announces Results of Equity Grant Review

Expects to Restate Historical Financial Statements

PORTLAND, Ore. – March 1, 2007 — FLIR Systems, Inc. (NASDAQ:FLIR) announced today the results of an ongoing voluntary review of the Company’s equity grant award practices and related accounting issues. As previously disclosed, the Company has undertaken a voluntary review of its historical stock option practices and related accounting treatment as a result of the apparent issuance of options on favorable dates prior to 2000. Based upon the preliminary results of this review, the Company’s Board of Directors (the “Board”) formed a Special Committee, comprised of two outside directors, to investigate stock option grants, practices and procedures from 1995 to 2006. The Special Committee conducted its investigation with the assistance of independent legal counsel from the law firm of Perkins Coie, LLP and outside forensic accountants from Deloitte Financial Advisory Services, LLP retained by counsel.

In the course of its investigation, the Special Committee and its legal and accounting advisors reviewed approximately 135,000 documents, conducted interviews with relevant management personnel and current and former members of the Compensation Committee, and evaluated the accounting for and documentation surrounding 26.3 million options, representing 94% of options granted during the period from 1995 through 2006. With respect to stock options granted during the period from early 1995 through the middle of 2000, the Special Committee found strong circumstantial evidence of the improper selection of grant dates. With respect to stock options granted during the period from the middle of 2000 through 2006, the Special Committee identified certain procedural and corporate governance issues, but did not find any evidence that grant dates were selected based upon an attempt to seek a favorable price.

Based on the findings of its investigation, the Special Committee has concluded that pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and other authoritative accounting literature, the grant dates for certain stock option grants made by the Company during the period 1995 to 2005 differ from the measurement dates previously used to account for such option grants. Under APB 25, the measurement date for determining compensation expense is the first date on which are known both the number of shares that an individual is entitled to receive and the option or purchase price, if any. The measurement date does not change the effective date of a grant but does determine the compensation expense, if any, required to be recognized for accounting purposes in connection with the grant.

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FLIR Systems Announces Results of Equity Grant Review

March 1, 2007

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Based on the findings of the Special Committee’s investigation, subsequent internal analysis by the Company’s management and discussions with the Company’s independent registered public accountants, on February 26, 2007, the Audit Committee concluded, in consultation with and upon the recommendation of the Company’s management, that the Company will need to restate certain of its annual historical consolidated financial statements for the period from 1995 through 2005, primarily to record non-cash charges for compensation expense relating to past stock option grants. Accordingly, on February 26, 2007, the Audit Committee concluded that consolidated financial statements and the related audit reports of its independent registered public accounting firms, and all quarterly financial statements and earnings press releases and similar communications issued by the Company relating to periods beginning on or after January 1, 1995 should no longer be relied upon. The Company has discussed this matter with KPMG LLP, the Company’s current independent registered public accounting firm.

Although the Company’s independent registered public accountants have not yet completed their review of the findings of the investigation and the Company has not yet determined the exact amount of the non-cash compensation charges and the resulting tax and financial accounting impacts, the Company’s management and Audit Committee currently believe that the aggregate non-cash compensation charges will be approximately $14 million, excluding any tax consequences. Although the Company will restate its annual financial statements for the entire period from 1995 through 2005, the Company’s management and Audit Committee believe that such impacts will be material for years 1995 through 2003 but will not be material for the years 2004 and 2005.

The Company intends to file in its Annual Report on Form 10-K for the year ended December 31, 2006 the restated information for prior periods. In that filing, the Company will summarize the final results of the investigation by the Special Committee and the review by Company’s management and the impact of the primary stock compensation accounting errors underlying the final restatements. Based upon current information, the Company and Audit Committee believe the primary accounting errors are as follows:

Inaccurate measurement dates for certain stock options and restricted shares granted between January 5, 1995 and the middle of 2000. The grant dates used for certain stock option awards and restricted share awards between January 5, 1995 and the middle of 2000 were likely selected based upon stock price considerations, with certain dates from 1995 through 1999 likely selected in hindsight. The inaccurate use of measurement dates during this period will result in non-cash compensation charges of approximately $4 million, excluding any tax consequences, over the respective vesting periods of the various stock compensation awards.

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FLIR Systems Announces Results of Equity Grant Review

March 1, 2007

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Inaccurate measurement dates for certain stock options and restricted shares granted between September 12, 2001 and December 27, 2001. Information obtained during the Special Committee’s investigation indicated that stock options granted to officers of the Company during a scheduled meeting of the Compensation Committee on September 12, 2001 were subject to certain financial performance criteria. Because the performance results could not be determined until a subsequent date, a later measurement date should have been used. The inaccurate use of the measurement date for the September 12, 2001 option grants will result in non-cash compensation charges of approximately $3 million, excluding any tax consequences, over the periods of 2001 and 2002.

On December 27, 2001 the Compensation Committee, relying on information provided to it as to the amount of shares that were available for grant under the then existing incentive stock plan, awarded stock options to officers of the Company in amounts that inadvertently exceeded the actual number of shares available under the plan. After this error was recognized, the officers voluntarily agreed to a cancellation of option grants in an amount sufficient to bring the grants in line with shares available under the plan. The date that the stock options were cancelled should have been used as the measurement date. The inaccurate use of the measurement date for the December 27, 2001 option grants will result in non-cash compensation charges of approximately $6 million, not including tax consequences, over the vesting periods in 2002 and 2003.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the status and determinations resulting from the Special Committee’s investigation, the Audit Committee’s and Company management’s assessments of the results of that investigation, and the Audit Committee’s and Company management’s estimates of the amount of non-cash compensation charges that may be recognized, as well as other expectations and beliefs. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated, including the impact of any restatement of financial statements, including but not limited to the determination, as a result of the re-auditing of certain prior period financial statements, of additional restatement items beyond the restatement of non-cash stock-based compensation items, the impact of which may be material, or the effects of other actions that may be taken or required as a result of such review; tax issues or liabilities that relate to adjustments to the measurement dates associated with Company stock options; effects relating to the Company’s inability to timely file reports with the Securities and Exchange Commission; changes to the anticipated scope of the issues beyond the timing and accuracy of measurement dates for option awards to issues that the Company does not currently realize exist; risks of litigation or governmental investigations or proceedings arising out of or related to the Company’s stock option grant practices or any restatement of its financial statements; effects on the Company’s ability to meet NASDAQ listing requirements; and other risks identified from time to time in other reports that the Company files or furnishes to the SEC. The statements made herein are made only as of the date of this report. Except to the extent required by law, the Company undertakes no obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture and marketing of thermal imaging and stabilized camera systems for a wide variety of thermography and imaging applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground-based security. Visit the Company’s web site at www.FLIR.com.

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